EXHIBIT 99.1

Contact:	Hank Robinson
Senior Vice President, Tax and Treasurer
(502) 596-7732

KINDRED HEALTHCARE ANNOUNCES FIRST QUARTER RESULTS

First Quarter Continuing Operations Diluted EPS Totaled $0.32, Excluding Certain Items

Solid Start to the Year with Sequential Margin Improvement in Each Operating Segment

First Quarter GAAP Continuing Operations Diluted EPS Totaled $0.31

Company Reaffirms Fiscal 2014 Guidance for Core Earnings of $1.05 to $1.25 and Free Cash Flow

Guidance of $125 Million to $145 Million before $26 Million of Estimated Full-Year Cash Dividends

LOUISVILLE, Ky. (May 7, 2014) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced its operating results for the first quarter ended March 31, 2014. The Company has reclassified as discontinued for all periods presented the operations of a transitional care (“TC”) hospital that was divested through the expiration of a lease. All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

Highlights:

•	Consolidated revenues, operating income and operating margin rose sequentially from last quarter on improvements in each operating segment

•	Hospital division performed well despite a challenging backdrop, as strong cost controls partially mitigated the impact of a 2% decline in net revenues from volume softness, sequestration and commercial rate pressures

•	RehabCare operating income increased 1% and operating margins improved to 11.4% from 11.1% in the first quarter last year despite regulatory headwinds that became effective April 1, 2013

•	Nursing center division revenue growth and solid cost controls drove a 13% increase in operating income, a solid improvement in operating margins and in March, the first profitable month of operations in two years

•	Investments in our Care Management division and Kindred at Home led to revenue growth over prior year of 70% and operating income growth of 30%; platform for future growth established

•	Kindred repositioning strategy almost complete

•	Divestiture of 59 nursing centers leased from Ventas, Inc. (“Ventas”) (NYSE:VTR) on schedule; 26 nursing centers transferred as of May 1 and all but one facility scheduled to transfer by end of Q3

•	The real estate of two previously leased nursing centers was acquired for $22 million reducing annual rents by approximately $2 million

•	The refinancing of the Company’s existing secured and unsecured debt on April 9 lowers borrowing costs, extends debt maturities and reduces interest rate risk

•	Kindred is well positioned operationally and financially to grow in 2014 and beyond

•	Available borrowing capacity under the Company’s revolving credit facility approximated $377 million after the April 9 refinancing

•	Board of Directors declared regular quarterly cash dividend of $0.12 per share payable on June 11, 2014

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680 South Fourth Street     Louisville, Kentucky 40202

502.596.7300     www.kindredhealthcare.com

Kindred Healthcare Announces First Quarter Results

May 7, 2014

First Quarter Results

Continuing Operations

Consolidated revenues for the first quarter ended March 31, 2014 increased 2% to $1.30 billion compared to $1.28 billion in the same period in 2013. The Company reported income from continuing operations for the first quarter of 2014 of $16.8 million or $0.31 per diluted share compared to $10.4 million or $0.20 per diluted share in the first quarter of 2013. First quarter 2014 operating results included pretax charges of $0.7 million ($0.4 million net of income taxes) or $0.01 per diluted share related to transaction-related costs. Operating results for the first quarter of 2013 included a one-time bonus paid to employees who did not participate in the Company’s incentive compensation program and transaction-related costs, which reduced income from continuing operations in aggregate by $12.6 million or $0.23 per diluted share.

Management Commentary

Paul J. Diaz, Chief Executive Officer of the Company, commented, “We are very pleased to report a solid start to 2014. As we expected, hospital volumes improved sequentially in the first quarter, which historically has been our seasonally strongest quarter. That said, we continued to experience the same volume and utilization challenges experienced recently by many healthcare providers and successfully managed costs to mitigate the impact.”

Mr. Diaz further noted, “Our RehabCare division continues to make great progress, as evidenced by our operating income increase and margin improvement, notwithstanding Medicare reimbursement reductions. In addition, we added 45 net new skilled nursing rehabilitation sites of service during the quarter. The efforts we have made to reshape our nursing center division are continuing to pay off as we saw a significant improvement in operating margins in the first quarter. We are developing three additional transitional care centers in Indianapolis, Phoenix and Las Vegas, which will add to the momentum in this division.”

“Our Care Management division continues to make operating improvements in our home health and hospice operations as we assimilate numerous acquisitions and execute on a more standardized operating model. Our recent acquisitions of Senior Home Care and Kindred Home Based Primary Care (formerly Western Reserve Senior Care) have performed well and strengthen our commitment to further expand our Care Management division. We have made significant improvements in our management, processes and technology and hope to apply those tools across a larger platform over time.”

Benjamin A. Breier, President and Chief Operating Officer of the Company, commented, “Our recently announced acquisition of the Silver State Accountable Care Organization (“ACO”) in Las Vegas, Nevada, is a very exciting transaction for Kindred, and the partnership marks our first ownership and direct management of an ACO anywhere in the country. We are always identifying opportunities to learn and grow, and Silver State, along with our home-based primary care physician strategy, and our care transitions programs in many of our integrated markets are all examples of our efforts to develop, test and deploy new care delivery and payment models across our platform. Our stated goal of advancing value-based care models in multiple markets over the next few years remains on track.”

Commenting on the Company’s strategic initiatives, Mr. Diaz commented, “We continue to make great strides in completing our efforts to reposition our business with the ongoing transfer of the 59 Ventas nursing centers. We also closed the previously announced acquisition of two leased nursing centers and terminated the lease of an unprofitable hospital.”

“Our recent $2.25 billion debt refinancing reinforces our capabilities to expand our continuum of post-acute care services in our Integrated Care Markets and provides the flexibility to return capital to our shareholders through a recurring quarterly dividend. We remain committed to improving our long-term growth, profitability and financial position and enhancing our Integrated Care Market capabilities, particularly in home health and hospice services. We also continue to evaluate various opportunities to redeploy our management capabilities, industry leading infrastructure and financial resources as we move forward with the growth phase of our strategic plan.”

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Kindred Healthcare Announces First Quarter Results

May 7, 2014

Earnings Guidance – Continuing Operations

The Company reaffirmed its previous earnings guidance for 2014 and expects to report income from continuing operations for 2014 between $58 million and $68 million or $1.05 to $1.25 per diluted share (based upon diluted shares of 53.2 million).

The Company also reaffirmed its operating cash flow guidance for 2014 at a range between $245 million and $275 million. Estimated routine capital expenditures for 2014 are expected to range from $100 million to $105 million and estimated costs to develop new or replacement TC hospitals, transitional care nursing centers, and inpatient rehabilitation facilities (“IRFs”) will approximate $20 million to $25 million in 2014. Operating cash flows in excess of the Company’s routine and development capital spending programs are expected to approximate $125 million to $145 million for 2014 and will be available to pay dividends, repay debt and fund acquisitions. Estimated dividend payments for 2014 are expected to approximate $26 million.

Mr. Breier commented, “We have a higher level of confidence in our 2014 earnings and free cash flow guidance after a solid start to the year. We look forward to continued improvements in our hospital business and continuing the solid first quarter performance from our other divisions. We also expect additional cost savings from initiatives across the enterprise, and growth over time from a broad range of internal and external development efforts. Our strategy is continually focused on being the post-acute provider and partner of choice.”

The Company’s earnings and cash flow guidance for 2014 excludes the effect of reimbursement changes, severance, retirement and retention costs, litigation costs, transaction-related costs, any further acquisitions or divestitures, any impairment charges, and any repurchases of common stock.

Quarterly Cash Dividend

The Company also announced that its Board of Directors has approved the payment of the regular quarterly cash dividend to its shareholders of $0.12 per common share to be paid on June 11, 2014 to shareholders of record as of the close of business on May 21, 2014. Future declarations of quarterly dividends will be subject to the approval of Kindred’s Board of Directors.

Conference Call

As previously announced, investors and the general public may access a live webcast of the first quarter 2014 conference call through a link on the Company’s website at http://investors.kindredhealthcare.com. The conference call will be held on May 8 at 10:00 a.m. (Eastern Time).

A telephone replay of the conference call will become available at approximately 1:00 p.m. on May 8 by dialing (719) 457-0820, access code: 5576523. The replay will be available through May 18.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of

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Kindred Healthcare Announces First Quarter Results

May 7, 2014

management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, and product or services line growth, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price include, without limitation, (a) the impact of healthcare reform, which will initiate significant changes to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors, including reforms resulting from the Patient Protection and Affordable Care Act and the Healthcare Education and Reconciliation Act (collectively, the “ACA”) or future deficit reduction measures adopted at the federal or state level. Healthcare reform is affecting each of the Company’s businesses in some manner. Potential future efforts in the U.S. Congress to repeal, amend, modify or retract funding for various aspects of the ACA create additional uncertainty about the ultimate impact of the ACA on the Company and the healthcare industry. Due to the substantial regulatory changes that will need to be implemented by the Centers for Medicare and Medicaid Services (“CMS”) and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (b) the impact of the final rules issued by CMS on August 1, 2012 which, among other things, will reduce Medicare reimbursement to the Company’s TC hospitals in 2013 and beyond by imposing a budget neutrality adjustment and modifying the short-stay outlier rules, (c) the impact of the final rules issued by CMS on July 29, 2011 which significantly reduced Medicare reimbursement to the Company’s nursing centers and changed payments for the provision of group therapy services effective October 1, 2011, (d) the impact of the Budget Control Act of 2011 (as amended by the American Taxpayer Relief Act of 2012 (the “Taxpayer Relief Act”)) which instituted an automatic 2% reduction on each claim submitted to Medicare beginning April 1, 2013, (e) the Company’s ability to adjust to the new patient criteria for long-term acute care (“LTAC”) hospitals under the Pathway for SGR Reform Act of 2013, which will reduce the population of patients eligible for the Company’s hospital services and change the basis upon which the Company is paid, (f) the impact of the Taxpayer Relief Act which, among other things, reduces Medicare payments by an additional 25% for subsequent procedures when multiple therapy services are provided on the same day. At this time, the Company believes that the rules related to multiple therapy services will reduce its Medicare revenues by $25 million to $30 million on an annual basis, (g) changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursement for the Company’s TC hospitals, nursing centers, IRFs and home health and hospice operations, and the expiration of the Medicare Part B therapy cap exception process, (h) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (i) the ability of the Company’s hospitals and nursing centers to adjust to medical necessity reviews, (j) the costs of defending and insuring against alleged

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Kindred Healthcare Announces First Quarter Results

May 7, 2014

professional liability and other claims (including those related to pending whistleblower and wage and hour class action lawsuits against the Company) and the Company’s ability to predict the estimated costs and reserves related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (k) the impact of the Company’s significant level of indebtedness on the Company’s funding costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings, (l) the Company’s ability to successfully redeploy its capital and proceeds of asset sales in pursuit of its business strategy and pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, as and when planned, including the potential impact of unanticipated issues, expenses and liabilities associated with those activities, (m) the Company’s ability to pay a dividend as, when and if declared by the Board of Directors, in compliance with applicable laws and the Company’s debt and other contractual arrangements, (n) the failure of the Company’s facilities to meet applicable licensure and certification requirements, (o) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (p) the Company’s ability to meet its rental and debt service obligations, (q) the Company’s ability to operate pursuant to the terms of its debt obligations, and comply with its covenants thereunder, and the Company’s ability to operate pursuant to its master lease agreements with Ventas, (r) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (s) the Company’s ability to control costs, particularly labor and employee benefit costs, (t) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability and other claims, (u) the Company’s obligations under various laws to self-report suspected violations of law by the Company to various government agencies, including any associated obligation to refund overpayments to government payors, fines and other sanctions, (v) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (w) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (x) the Company’s ability to attract and retain key executives and other healthcare personnel, (y) the Company’s ability to successfully dispose of unprofitable facilities, (z) events or circumstances which could result in the impairment of an asset or other charges, such as the impact of the Medicare reimbursement regulations that resulted in the Company recording significant impairment charges in the last three fiscal years, (aa) changes in generally accepted accounting principles (“GAAP”) or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), and (bb) the Company’s ability to maintain an effective system of internal control over financial reporting.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the three months ended March 31, 2014 and 2013 before certain charges or on a core basis. A reconciliation of the non-GAAP measurements to the GAAP measurements is included in this press release.

Also in this release, the Company provides the financial measure of free cash flows excluding certain items. The Company recognizes that free cash flows excluding certain items is a non-GAAP measurement and is not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. The Company believes that this non-GAAP measurement provides important information to investors related to the amount of discretionary cash flows that are available for other investing and financing activities. In addition, management uses free cash flows excluding certain items in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses. The Company believes net cash flows provided by operating activities is the most comparable GAAP measure. Readers of the Company’s financial information should consider net cash flows

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Kindred Healthcare Announces First Quarter Results

May 7, 2014

provided by operating activities as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Free cash flows excluding certain items should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. A reconciliation of net cash flows provided by operating activities to free cash flows excluding certain items is included in this press release.

The Company’s earnings release includes a financial measure referred to as operating income, or earnings before interest, income taxes, depreciation, amortization and rent. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income (loss) from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income (loss) from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. A reconciliation of operating income to income (loss) from continuing operations provided in the Condensed Business Segment Data is included in this press release.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-150 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of $5 billion and approximately 63,000 employees in 47 states. At March 31, 2014, Kindred through its subsidiaries provided healthcare services in 2,313 locations, including 100 transitional care hospitals, five inpatient rehabilitation hospitals, 99 nursing centers, 22 sub-acute units, 157 Kindred at Home hospice, home health and non-medical home care locations, 105 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,825 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for six years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

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Kindred Healthcare Announces First Quarter Results

May 7, 2014

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended
	March 31,
	2014	2013
Revenues	$1,299,557	$1,275,659

Income from continuing operations	$21,242	$10,837
Discontinued operations, net of income taxes:
Loss from operations	(5,757)	(5,339)
Loss on divestiture of operations	(3,006)	(2,025)

Loss from discontinued operations	(8,763)	(7,364)

Net income	12,479	3,473
Earnings attributable to noncontrolling interests	(4,459)	(416)

Income attributable to Kindred	$8,020	$3,057

Amounts attributable to Kindred stockholders:
Income from continuing operations	$16,783	$10,421
Loss from discontinued operations	(8,763)	(7,364)

Net income	$8,020	$3,057

Earnings per common share:
Basic:
Income from continuing operations	$0.31	$0.20
Discontinued operations:
Loss from operations	(0.10)	(0.10)
Loss on divestiture of operations	(0.06)	(0.04)

Loss from discontinued operations	(0.16)	(0.14)

Net income	$0.15	$0.06

Diluted:
Income from continuing operations	$0.31	$0.20
Discontinued operations:
Loss from operations	(0.10)	(0.10)
Loss on divestiture of operations	(0.06)	(0.04)

Loss from discontinued operations	(0.16)	(0.14)

Net income	$0.15	$0.06

Shares used in computing earnings per common share:
Basic	52,641	52,062
Diluted	52,711	52,083
Cash dividends declared and paid per common share	$0.12	$—

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Kindred Healthcare Announces First Quarter Results

May 7, 2014

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended
	March 31,
	2014	2013
Revenues	$1,299,557	$1,275,659

Salaries, wages and benefits	780,294	790,091
Supplies	83,294	85,682
Rent	82,474	77,957
Other operating expenses	253,480	235,100
Other income	(237)	(1,009)
Impairment charges	74	187
Depreciation and amortization	40,210	42,249
Interest expense	25,808	28,171
Investment income	(184)	(87)

	1,265,213	1,258,341

Income from continuing operations before income taxes	34,344	17,318
Provision for income taxes	13,102	6,481

Income from continuing operations	21,242	10,837
Discontinued operations, net of income taxes:
Loss from operations	(5,757)	(5,339)
Loss on divestiture of operations	(3,006)	(2,025)

Loss from discontinued operations	(8,763)	(7,364)

Net income	12,479	3,473
Earnings attributable to noncontrolling interests	(4,459)	(416)

Income attributable to Kindred	$8,020	$3,057

Amounts attributable to Kindred stockholders:
Income from continuing operations	$16,783	$10,421
Loss from discontinued operations	(8,763)	(7,364)

Net income	$8,020	$3,057

Earnings per common share:
Basic:
Income from continuing operations	$0.31	$0.20
Discontinued operations:
Loss from operations	(0.10)	(0.10)
Loss on divestiture of operations	(0.06)	(0.04)

Loss from discontinued operations	(0.16)	(0.14)

Net income	$0.15	$0.06

Diluted:
Income from continuing operations	$0.31	$0.20
Discontinued operations:
Loss from operations	(0.10)	(0.10)
Loss on divestiture of operations	(0.06)	(0.04)

Loss from discontinued operations	(0.16)	(0.14)

Net income	$0.15	$0.06

Shares used in computing earnings per common share:
Basic	52,641	52,062
Diluted	52,711	52,083

Cash dividends declared and paid per common share	$0.12	$—

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Kindred Healthcare Announces First Quarter Results

May 7, 2014

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	March 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$49,048	$35,972
Cash—restricted	3,689	3,713
Insurance subsidiary investments	95,855	96,295
Accounts receivable less allowance for loss	979,598	916,529
Inventories	25,633	25,780
Deferred tax assets	32,258	37,920
Income taxes	9,090	36,846
Other	46,554	43,673

	1,241,725	1,196,728

Property and equipment	1,937,826	1,906,366
Accumulated depreciation	(1,007,623)	(979,791)

	930,203	926,575

Goodwill	992,214	992,102
Intangible assets less accumulated amortization	417,182	423,303
Assets held for sale	17,555	20,978
Insurance subsidiary investments	157,567	149,094
Deferred tax assets	18,659	17,043
Other	221,201	220,046

Total assets	$3,996,306	$3,945,869

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$167,552	$181,772
Salaries, wages and other compensation	351,581	361,192
Due to third party payors	31,734	33,747
Professional liability risks	65,439	60,993
Other accrued liabilities	129,478	146,495
Long-term debt due within one year	8,218	8,222

	754,002	792,421

Long-term debt	1,660,596	1,579,391
Professional liability risks	248,740	246,230
Deferred credits and other liabilities	207,067	206,611
Equity:
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 54,777 shares—March 31, 2014 and 54,165 shares—December 31, 2013	13,694	13,541
Capital in excess of par value	1,144,204	1,146,193
Accumulated other comprehensive loss	(797)	(252)
Retained deficit	(71,285)	(76,825)

	1,085,816	1,082,657
Noncontrolling interests	40,085	38,559

Total equity	1,125,901	1,121,216

Total liabilities and equity	$3,996,306	$3,945,869

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Kindred Healthcare Announces First Quarter Results

May 7, 2014

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended
	March 31,
	2014	2013
Cash flows from operating activities:
Net income	$12,479	$3,473
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	41,304	52,954
Amortization of stock-based compensation costs	2,585	2,248
Amortization of deferred financing costs	2,397	2,613
Provision for doubtful accounts	8,760	11,266
Deferred income taxes	3,975	(344)
Impairment charges	518	436
Loss on divestiture of discontinued operations	3,006	2,025
Other	2,044	420
Change in operating assets and liabilities:
Accounts receivable	(71,829)	(67,411)
Inventories and other assets	(6,218)	(8,147)
Accounts payable	(13,526)	(15,790)
Income taxes	29,413	12,675
Due to third party payors	(2,013)	(1,028)
Other accrued liabilities	(28,649)	29,443

Net cash provided by (used in) operating activities	(15,754)	24,833

Cash flows from investing activities:
Routine capital expenditures	(21,677)	(22,370)
Development capital expenditures	(751)	(2,388)
Acquisitions, net of cash acquired	(22,715)	—
Sale of assets	5,034	5,060
Purchase of insurance subsidiary investments	(10,114)	(10,836)
Sale of insurance subsidiary investments	8,762	10,002
Net change in insurance subsidiary cash and cash equivalents	(6,599)	(33,096)
Change in other investments	640	319
Other	(551)	(144)

Net cash used in investing activities	(47,971)	(53,453)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	508,700	483,500
Repayment of borrowings under revolving credit	(425,800)	(459,200)
Repayment of other long-term debt	(2,059)	(2,666)
Payment of deferred financing costs	(270)	(202)
Distribution made to noncontrolling interests	(2,933)	(491)
Issuance of common stock	3,804	4
Dividends paid	(6,514)	—
Other	1,873	332

Net cash provided by financing activities	76,801	21,277

Change in cash and cash equivalents	13,076	(7,343)
Cash and cash equivalents at beginning of period	35,972	50,007

Cash and cash equivalents at end of period	$49,048	$42,664

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Kindred Healthcare Announces First Quarter Results

May 7, 2014

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

						First
	2013 Quarters					Quarter
	First	Second	Third	Fourth	Year	2014
Revenues	$1,275,659	$1,205,661	$1,188,057	$1,222,332	$4,891,709	$1,299,557

Salaries, wages and benefits	790,091	722,710	725,007	745,153	2,982,961	780,294
Supplies	85,682	81,862	80,714	79,954	328,212	83,294
Rent	77,957	78,796	78,228	82,381	317,362	82,474
Other operating expenses	235,100	232,229	266,098	249,141	982,568	253,480
Other (income) expense	(1,009)	(26)	52	(457)	(1,440)	(237)
Impairment charges	187	438	441	76,127	77,193	74
Depreciation and amortization	42,249	39,228	37,190	38,361	157,028	40,210
Interest expense	28,171	29,084	25,633	25,161	108,049	25,808
Investment income	(87)	(1,475)	(1,234)	(1,255)	(4,051)	(184)

	1,258,341	1,182,846	1,212,129	1,294,566	4,947,882	1,265,213

Income (loss) from continuing operations before income taxes	17,318	22,815	(24,072)	(72,234)	(56,173)	34,344
Provision (benefit) for income taxes	6,481	9,160	(7,217)	(20,903)	(12,479)	13,102

Income (loss) from continuing operations	10,837	13,655	(16,855)	(51,331)	(43,694)	21,242
Discontinued operations, net of income taxes:
Loss from operations	(5,339)	(976)	(24,373)	(6,566)	(37,254)	(5,757)
Loss on divestiture of operations	(2,025)	(10,852)	(65,016)	(5,994)	(83,887)	(3,006)

Loss from discontinued operations	(7,364)	(11,828)	(89,389)	(12,560)	(121,141)	(8,763)

Net income (loss)	3,473	1,827	(106,244)	(63,891)	(164,835)	12,479
Earnings attributable to noncontrolling interests	(416)	(82)	(754)	(2,405)	(3,657)	(4,459)

Income (loss) attributable to Kindred	$3,057	$1,745	$(106,998)	$(66,296)	$(168,492)	$8,020

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$10,421	$13,573	$(17,609)	$(53,736)	$(47,351)	$16,783
Loss from discontinued operations	(7,364)	(11,828)	(89,389)	(12,560)	(121,141)	(8,763)

Net income (loss)	$3,057	$1,745	$(106,998)	$(66,296)	$(168,492)	$8,020

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.20	$0.25	$(0.33)	$(1.03)	$(0.91)	$0.31
Discontinued operations:
Loss from operations	(0.10)	(0.02)	(0.47)	(0.13)	(0.71)	(0.10)
Loss on divestiture of operations	(0.04)	(0.20)	(1.24)	(0.11)	(1.61)	(0.06)

Loss from discontinued operations	(0.14)	(0.22)	(1.71)	(0.24)	(2.32)	(0.16)

Net income (loss)	$0.06	$0.03	$(2.04)	$(1.27)	$(3.23)	$0.15

Diluted:
Income (loss) from continuing operations	$0.20	$0.25	$(0.33)	$(1.03)	$(0.91)	$0.31
Discontinued operations:
Loss from operations	(0.10)	(0.02)	(0.47)	(0.13)	(0.71)	(0.10)
Loss on divestiture of operations	(0.04)	(0.20)	(1.24)	(0.11)	(1.61)	(0.06)

Loss from discontinued operations	(0.14)	(0.22)	(1.71)	(0.24)	(2.32)	(0.16)

Net income (loss)	$0.06	$0.03	$(2.04)	$(1.27)	$(3.23)	$0.15

Shares used in computing earnings (loss) per common share:
Basic	52,062	52,265	52,323	52,344	52,249	52,641
Diluted	52,083	52,284	52,323	52,344	52,249	52,711

- MORE -

Kindred Healthcare Announces First Quarter Results

May 7, 2014

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

						First
	2013 Quarters					Quarter
	First	Second	Third	Fourth	Year	2014
Revenues:
Hospital division	$671,206	$618,598	$604,169	$616,721	$2,510,694	$657,453
Nursing center division	275,141	269,501	270,210	274,908	1,089,760	281,572
Rehabilitation division:
Skilled nursing rehabilitation services	257,884	248,710	244,384	242,376	993,354	253,285
Hospital rehabilitation services	74,523	69,777	68,296	74,017	286,613	73,964

	332,407	318,487	312,680	316,393	1,279,967	327,249

Care management division	51,621	53,039	53,801	66,466	224,927	87,704

	1,330,375	1,259,625	1,240,860	1,274,488	5,105,348	1,353,978
Eliminations:
Skilled nursing rehabilitation services	(29,303)	(29,257)	(28,698)	(28,728)	(115,986)	(30,070)
Hospital rehabilitation services	(24,200)	(23,706)	(22,944)	(22,553)	(93,403)	(23,689)
Nursing centers	(1,213)	(1,001)	(1,161)	(875)	(4,250)	(662)

	(54,716)	(53,964)	(52,803)	(52,156)	(213,639)	(54,421)

	$1,275,659	$1,205,661	$1,188,057	$1,222,332	$4,891,709	$1,299,557

Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$149,698	$131,676	$113,147	$127,898	$522,419	$146,895
Nursing center division	29,844	36,678	32,146	36,694	135,362	39,095
Rehabilitation division:
Skilled nursing rehabilitation services	12,373	20,686	(8,155)	13,356	38,260	17,358
Hospital rehabilitation services	18,132	19,573	18,215	18,005	73,925	19,820

	30,505	40,259	10,060	31,361	112,185	37,178

Care management division	2,786	3,961	1,085	2,131	9,963	4,697
Corporate:
Overhead	(45,585)	(43,196)	(39,157)	(48,557)	(176,495)	(44,050)
Insurance subsidiary	(509)	(384)	(482)	(539)	(1,914)	(406)

	(46,094)	(43,580)	(39,639)	(49,096)	(178,409)	(44,456)
Impairment charges	(187)	(438)	(441)	(76,127)	(77,193)	(74)
Transaction costs	(944)	(108)	(613)	(447)	(2,112)	(683)

Operating income	165,608	168,448	115,745	72,414	522,215	182,652
Rent	(77,957)	(78,796)	(78,228)	(82,381)	(317,362)	(82,474)
Depreciation and amortization	(42,249)	(39,228)	(37,190)	(38,361)	(157,028)	(40,210)
Interest, net	(28,084)	(27,609)	(24,399)	(23,906)	(103,998)	(25,624)

Income (loss) from continuing operations before income taxes	17,318	22,815	(24,072)	(72,234)	(56,173)	34,344
Provision (benefit) for income taxes	6,481	9,160	(7,217)	(20,903)	(12,479)	13,102

	$10,837	$13,655	$(16,855)	$(51,331)	$(43,694)	$21,242

- MORE -

Kindred Healthcare Announces First Quarter Results

May 7, 2014

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(Unaudited)

(In thousands)

	First Quarter 2014
		Nursing	Rehabilitation division			Care		Transaction-
	Hospital	center	Skilled nursing	Hospital		management		related
	division	division	services	services	Total	division	Corporate	costs	Eliminations	Consolidated
Revenues	$657,453	$281,572	$253,285	$73,964	$327,249	$87,704	$—	$—	$(54,421)	$1,299,557

Salaries, wages and benefits	279,782	129,290	224,607	49,999	274,606	68,689	27,838	339	(250)	780,294
Supplies	68,282	10,961	736	35	771	3,099	181	—	—	83,294
Rent	54,233	24,280	1,089	51	1,140	2,256	565	—	—	82,474
Other operating expenses	162,527	102,430	10,589	4,105	14,694	11,219	16,437	344	(54,171)	253,480
Other (income) expense	(33)	(204)	(5)	5	—	—	—	—	—	(237)
Impairment charges	—	74	—	—	—	—	—	—	—	74
Depreciation and amortization	17,453	7,947	2,695	2,564	5,259	2,125	7,426	—	—	40,210
Interest expense	185	14	58	—	58	10	25,541	—	—	25,808
Investment income	(3)	(11)	(59)	—	(59)	—	(111)	—	—	(184)

	582,426	274,781	239,710	56,759	296,469	87,398	77,877	683	(54,421)	1,265,213

Income from continuing operations before income taxes	$75,027	$6,791	$13,575	$17,205	$30,780	$306	$(77,877)	$(683)	$—	34,344

Provision for income taxes										13,102

Income from continuing operations										$21,242

Capital expenditures, excluding acquisitions
(including discontinued operations):
Routine	$8,402	$5,055	$849	$56	$905	$308	$7,007	$—	$—	$21,677
Development	511	240	—	—	—	—	—	—	—	751

	$8,913	$5,295	$849	$56	$905	$308	$7,007	$—	$—	$22,428

	First Quarter 2013
		Nursing	Rehabilitation division			Care		Transaction-
	Hospital	center	Skilled nursing	Hospital		management		related
	division (a)	division (a)	services (a)	services (a)	Total	division (a)	Corporate (a)	costs	Eliminations	Consolidated
Revenues	$671,206	$275,141	$257,884	$74,523	$332,407	$51,621	$—	$—	$(54,716)	$1,275,659

Salaries, wages and benefits	295,761	137,305	234,844	52,420	287,264	40,314	29,688	—	(241)	790,091
Supplies	69,449	12,947	811	32	843	2,238	205	—	—	85,682
Rent	50,609	24,287	1,235	17	1,252	1,186	623	—	—	77,957
Other operating expenses	156,403	95,446	9,856	3,919	13,775	6,283	16,724	944	(54,475)	235,100
Other (income) expense	(105)	(401)	—	20	20	—	(523)	—	—	(1,009)
Impairment charges	176	11	—	—	—	—	—	—	—	187
Depreciation and amortization	20,168	7,546	3,112	2,331	5,443	1,526	7,566	—	—	42,249
Interest expense	182	17	96	—	96	—	27,876	—	—	28,171
Investment income	(5)	(9)	(28)	—	(28)	—	(45)	—	—	(87)

	592,638	277,149	249,926	58,739	308,665	51,547	82,114	944	(54,716)	1,258,341

Income (loss) from continuing operations before income taxes	$78,568	$(2,008)	$7,958	$15,784	$23,742	$74	$(82,114)	$(944)	$—	17,318

Provision for income taxes										6,481

Income from continuing operations										$10,837

Capital expenditures, excluding acquisitions
(including discontinued operations):
Routine	$10,271	$5,819	$605	$32	$637	$195	$5,448	$—	$—	$22,370
Development	2,388	—	—	—	—	—	—	—	—	2,388

	$12,659	$5,819	$605	$32	$637	$195	$5,448	$—	$—	$24,758

(a)	Includes one-time bonus costs of $20.1 million (hospital division—$8.0 million, nursing center division—$4.7 million, rehabilitation division—$6.3 million (skilled nursing rehabilitation services - $5.0 million and hospital rehabilitation services—$1.3 million), care management division—$0.8 million and corporate—$0.3 million).

- MORE -

Kindred Healthcare Announces First Quarter Results

May 7, 2014

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

						First
	2013 Quarters					Quarter
	First	Second	Third	Fourth	Year	2014
Hospital division data:
End of period data:
Number of hospitals:
Transitional care	100	100	100	100		100
Inpatient rehabilitation	5	5	5	5		5

	105	105	105	105		105

Number of licensed beds:
Transitional care	7,238	7,238	7,252	7,284		7,324
Inpatient rehabilitation	215	215	215	215		215

	7,453	7,453	7,467	7,499		7,539

Revenue mix %:
Medicare	63	61	59	59	61	61
Medicaid	5	6	7	6	6	6
Medicare Advantage	10	11	11	12	11	11
Commercial insurance and other	22	22	23	23	22	22
Admissions:
Medicare	10,541	9,652	9,197	9,467	38,857	10,044
Medicaid	685	744	788	712	2,929	835
Medicare Advantage	1,543	1,512	1,446	1,472	5,973	1,542
Commercial insurance and other	2,203	2,106	2,132	2,113	8,554	2,459

	14,972	14,014	13,563	13,764	56,313	14,880

Admissions mix %:
Medicare	70	69	68	69	69	67
Medicaid	5	5	6	5	5	6
Medicare Advantage	10	11	10	11	11	10
Commercial insurance and other	15	15	16	15	15	17
Patient days:
Medicare	258,870	239,574	228,589	231,462	958,495	244,814
Medicaid	28,776	30,447	31,569	29,799	120,591	32,909
Medicare Advantage	43,805	44,122	42,616	44,381	174,924	45,651
Commercial insurance and other	72,926	66,197	68,410	66,257	273,790	74,493

	404,377	380,340	371,184	371,899	1,527,800	397,867

Average length of stay:
Medicare	24.6	24.8	24.9	24.4	24.7	24.4
Medicaid	42.0	40.9	40.1	41.9	41.2	39.4
Medicare Advantage	28.4	29.2	29.5	30.2	29.3	29.6
Commercial insurance and other	33.1	31.4	32.1	31.4	32.0	30.3
Weighted average	27.0	27.1	27.4	27.0	27.1	26.7
Revenues per admission:
Medicare	$40,020	$38,957	$39,039	$38,729	$39,209	$39,528
Medicaid	51,441	48,142	51,890	52,599	51,005	50,215
Medicare Advantage	44,576	45,647	46,537	48,899	46,387	47,639
Commercial insurance and other	65,971	65,408	64,232	66,561	65,545	58,987
Weighted average	44,831	44,141	44,545	44,807	44,585	44,184
Revenues per patient day:
Medicare	$1,630	$1,570	$1,571	$1,584	$1,590	$1,622
Medicaid	1,225	1,176	1,295	1,257	1,239	1,274
Medicare Advantage	1,570	1,564	1,579	1,622	1,584	1,609
Commercial insurance and other	1,993	2,081	2,002	2,123	2,048	1,947
Weighted average	1,660	1,626	1,628	1,658	1,643	1,652
Medicare case mix index (discharged patients only)	1.18	1.18	1.16	1.15	1.17	1.17
Average daily census	4,493	4,180	4,035	4,042	4,186	4,421
Occupancy %	67.9	62.9	60.4	60.8	63.0	66.7
Annualized employee turnover %	22.1	21.6	21.3	21.2		20.6

- MORE -

Kindred Healthcare Announces First Quarter Results

May 7, 2014

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

						First
	2013 Quarters					Quarter
	First	Second	Third	Fourth	Year	2014
Nursing center division data:
End of period data:
Number of facilities:
Nursing centers:
Owned or leased	96	96	96	96		95
Managed	4	4	4	4		4
Assisted living facilities	6	6	6	6		6

	106	106	106	106		105

Number of licensed beds:
Nursing centers:
Owned or leased	12,153	12,153	12,153	12,153		12,018
Managed	485	485	485	485		485
Assisted living facilities	341	341	341	341		341

	12,979	12,979	12,979	12,979		12,844

Revenue mix %:
Medicare	35	34	33	32	34	32
Medicaid	36	37	39	40	37	40
Medicare Advantage	8	8	7	8	8	9
Private and other	21	21	21	20	21	19
Patient days (a):
Medicare	171,881	162,488	158,458	152,185	645,012	152,037
Medicaid	515,970	516,103	525,625	532,378	2,090,076	524,417
Medicare Advantage	52,460	52,064	45,865	49,319	199,708	54,821
Private and other	218,175	217,914	218,845	214,946	869,880	204,848

	958,486	948,569	948,793	948,828	3,804,676	936,123

Patient day mix % (a):
Medicare	18	17	17	16	17	16
Medicaid	54	54	55	56	55	56
Medicare Advantage	5	6	5	5	5	6
Private and other	23	23	23	23	23	22
Revenues per patient day (a):
Medicare Part A	$527	$526	$526	$540	$530	$551
Total Medicare (including Part B)	564	566	568	584	570	595
Medicaid	190	190	199	205	196	216
Medicaid (net of provider taxes) (b)	167	167	177	183	174	194
Medicare Advantage	427	430	427	437	431	442
Private and other	264	262	256	258	260	261
Weighted average	287	284	285	290	287	301
Average daily census (a)	10,650	10,424	10,313	10,313	10,424	10,401
Admissions (a)	11,044	10,305	10,045	10,048	41,442	10,424
Occupancy % (a)	83.3	81.5	80.5	80.3	81.4	81.2
Medicare average length of stay (a)	30.2	30.9	31.6	31.4	31.0	29.8
Annualized employee turnover %	41.8	44.7	44.8	42.8		38.5

(a) Excludes managed facilities.
(b) Provider taxes are recorded in other operating expenses for all periods presented.

- MORE -

Kindred Healthcare Announces First Quarter Results

May 7, 2014

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

						First
	2013 Quarters					Quarter
	First	Second	Third	Fourth	Year	2014
Rehabilitation division data:
Skilled nursing rehabilitation services:
Revenue mix %:
Company-operated	11	12	12	12	12	12
Non-affiliated	89	88	88	88	88	88
Sites of service (at end of period)	1,729	1,713	1,768	1,806		1,851
Revenue per site	$149,152	$145,189	$138,227	$134,206	$566,774	$136,837
Therapist productivity %	81.1	80.4	79.8	79.5	80.2	80.0
Hospital rehabilitation services:
Revenue mix %:
Company-operated	32	34	34	30	33	32
Non-affiliated	68	66	66	70	67	68
Sites of service (at end of period):
Inpatient rehabilitation units	103	103	99	104		105
LTAC hospitals	123	123	122	121		121
Sub-acute units	8	8	7	10		10
Outpatient units	98	104	104	144		143

	332	338	332	379		379

Revenue per site	$224,466	$206,441	$205,711	$195,296	$831,914	$195,157
Annualized employee turnover %	10.4	13.2	14.0	13.7		12.5

- MORE -

Kindred Healthcare Announces First Quarter Results

May 7, 2014

KINDRED HEALTHCARE, INC.

Earnings Per Common Share Reconciliation (a)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31,
	2014		2013
	Basic	Diluted	Basic	Diluted
Earnings:
Amounts attributable to Kindred stockholders:
Income from continuing operations:
As reported in Statement of Operations	$16,783	$16,783	$10,421	$10,421
Allocation to participating unvested restricted stockholders	(521)	(521)	(294)	(294)

Available to common stockholders	$16,262	$16,262	$10,127	$10,127

Discontinued operations, net of income taxes:
Loss from operations:
As reported in Statement of Operations	$(5,757)	$(5,757)	$(5,339)	$(5,339)
Allocation to participating unvested restricted stockholders	179	179	151	151

Available to common stockholders	$(5,578)	$(5,578)	$(5,188)	$(5,188)

Loss on divestiture of operations:
As reported in Statement of Operations	$(3,006)	$(3,006)	$(2,025)	$(2,025)
Allocation to participating unvested restricted stockholders	93	93	57	57

Available to common stockholders	$(2,913)	$(2,913)	$(1,968)	$(1,968)

Loss from discontinued operations:
As reported in Statement of Operations	$(8,763)	$(8,763)	$(7,364)	$(7,364)
Allocation to participating unvested restricted stockholders	272	272	208	208

Available to common stockholders	$(8,491)	$(8,491)	$(7,156)	$(7,156)

Net income:
As reported in Statement of Operations	$8,020	$8,020	$3,057	$3,057
Allocation to participating unvested restricted stockholders	(249)	(249)	(86)	(86)

Available to common stockholders	$7,771	$7,771	$2,971	$2,971

Shares used in the computation:
Weighted average shares outstanding—basic computation	52,641	52,641	52,062	52,062

Dilutive effect of employee stock options		70		21

Adjusted weighted average shares outstanding—diluted computation		52,711		52,083

Earnings per common share:
Income from continuing operations	$0.31	$0.31	$0.20	$0.20
Discontinued operations:
Loss from operations	(0.10)	(0.10)	(0.10)	(0.10)
Loss on divestiture of operations	(0.06)	(0.06)	(0.04)	(0.04)

Loss from discontinued operations	(0.16)	(0.16)	(0.14)	(0.14)

Net income	$0.15	$0.15	$0.06	$0.06

(a)	Earnings per common share are based upon the weighted average number of common shares outstanding during the respective periods. The diluted calculation of earnings per common share includes the dilutive effect of stock options. The Company follows the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that certain unvested restricted stock be included as a participating security in the basic and diluted earnings per common share calculation pursuant to the two-class method.

- MORE -

Kindred Healthcare Announces First Quarter Results

May 7, 2014

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results

(Unaudited)

(In thousands, except per share amounts and statistics)

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the three months ended March 31, 2014 and 2013 before certain charges or on a core basis. The charges that were excluded from core operating results are denoted in the tables below.

The income tax benefit associated with the excluded charges was calculated using an effective income tax rate of 36.6% and 40.5% for the three months ended March 31, 2014 and 2013, respectively.

The use of these non-GAAP measurements are not intended to replace the presentation of the Company’s financial results in accordance with GAAP. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges for the three months ended March 31, 2014 and 2013 that the Company believes are not representative of its ongoing operations due to the materiality and nature of the charges. The Company’s core operating results also represent a key performance measure for the purpose of evaluating performance internally.

	Three months ended
	March 31,
	2014	2013
Detail of charges:
Severance costs	($339)	$—
One-time bonus costs	—	(20,124)
Transaction costs	(344)	(944)

	(683)	(21,068)
Income tax benefit	250	8,527

Charges net of income taxes	(433)	(12,541)
Allocation to participating unvested restricted stockholders	13	354

Available to common stockholders	($420)	($12,187)

Weighted average diluted shares outstanding	52,711	52,083

Diluted loss per common share related to charges	($0.01)	($0.23)

Reconciliation of operating income before charges:
Operating income before charges	$183,335	$186,676
Detail of charges excluded from core operating results:
Severance costs	(339)	—
One-time bonus costs	—	(20,124)
Transaction costs	(344)	(944)

	(683)	(21,068)

Reported operating income	$182,652	$165,608

Reconciliation of income from continuing operations before charges:
Amounts attributable to Kindred stockholders:
Income from continuing operations before charges	$17,216	$22,962
Charges net of income taxes	(433)	(12,541)

Reported income from continuing operations	$16,783	$10,421

Reconciliation of diluted income per common share from continuing operations before charges:
Diluted income per common share before charges (a)	$0.32	$0.43
Charges net of income taxes	(0.01)	(0.23)

Reported diluted income per common share from continuing operations	$0.31	$0.20

Reconciliation of effective income tax rate before charges:
Effective income tax rate before charges	38.1%	39.1%
Impact of charges on effective income tax rate	—	-1.7%

Reported effective income tax rate	38.1%	37.4%

(a)	For purposes of computing diluted earnings per common share before charges, income from continuing operations before charges was reduced by $0.5 million and $0.6 million for the three months ended March 31, 2014 and 2013, respectively, for the allocation of income to participating unvested restricted stockholders.

- MORE -

Kindred Healthcare Announces First Quarter Results

May 7, 2014

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

	Three months ended March 31, 2014
		Charges
	Before	Transaction	As
	charges	costs	reported
Income from continuing operations:
Operating income (loss):
Hospital division	$146,895	$—	$146,895
Nursing center division	39,095	—	39,095
Rehabilitation division:
Skilled nursing rehabilitation services	17,358	—	17,358
Hospital rehabilitation services	19,820	—	19,820

	37,178	—	37,178

Care management division	4,697	—	4,697
Corporate:
Overhead	(44,050)	—	(44,050)
Insurance subsidiary	(406)	—	(406)

	(44,456)	—	(44,456)
Impairment charges	(74)	—	(74)
Transaction costs	—	(683)	(683)

Operating income	183,335	(683)	182,652
Rent	(82,474)	—	(82,474)
Depreciation and amortization	(40,210)	—	(40,210)
Interest, net	(25,624)	—	(25,624)

Income from continuing operations before income taxes	35,027	(683)	34,344
Provision for income taxes	13,352	(250)	13,102

	$21,675	$(433)	$21,242

	Three months ended March 31, 2013
		Charges
	Before	One-time	Transaction		As
	charges	bonus	costs	Total	reported
Income from continuing operations:
Operating income (loss):
Hospital division	$157,661	$(7,963)	$—	$(7,963)	$149,698
Nursing center division	34,550	(4,706)	—	(4,706)	29,844
Rehabilitation division:
Skilled nursing rehabilitation services	17,425	(5,052)	—	(5,052)	12,373
Hospital rehabilitation services	19,387	(1,255)	—	(1,255)	18,132

	36,812	(6,307)	—	(6,307)	30,505

Care management division	3,619	(833)	—	(833)	2,786
Corporate:
Overhead	(45,270)	(315)	—	(315)	(45,585)
Insurance subsidiary	(509)	—	—	—	(509)

	(45,779)	(315)	—	(315)	(46,094)
Impairment charges	(187)	—	—	—	(187)
Transaction costs	—	—	(944)	(944)	(944)

Operating income	186,676	(20,124)	(944)	(21,068)	165,608
Rent	(77,957)	—	—	—	(77,957)
Depreciation and amortization	(42,249)	—	—	—	(42,249)
Interest, net	(28,084)	—	—	—	(28,084)

Income from continuing operations before income taxes	38,386	(20,124)	(944)	(21,068)	17,318
Provision for income taxes	15,008	(8,145)	(382)	(8,527)	6,481

	$23,378	$(11,979)	$(562)	$(12,541)	$10,837

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Kindred Healthcare Announces First Quarter Results

May 7, 2014

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

The Company recognizes that free cash flows excluding certain items is a non-GAAP measurement and is not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. The Company believes that this non-GAAP measurement provides important information to investors related to the amount of discretionary cash flows that are available for other investing and financing activities. In addition, management uses free cash flows excluding certain items in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses.

The income tax benefit associated with the excluded payments was calculated using an effective income tax rate of 39.4% and 39.3% for the three months ended March 31, 2014 and 2013.

	Three months ended
	March 31,
	2014	2013
Reconciliation of net cash flows provided by (used in) operating activities to free cash flows:
Net cash flows provided by (used in) operating activities	($15,754)	$24,833
Less:
Routine capital expenditures	(21,677)	(22,370)
Development capital expenditures	(751)	(2,388)

	(22,428)	(24,758)

Free cash flows including certain items	(38,182)	75
Adjustments to remove certain payments (including payments made for discontinued operations) included in net cash flows provided by (used in) operating activities:
Litigation	25,150	—
One-time employee bonus	—	26,345
Transaction costs	1,738	1,114
Severance, retirement and retention	2,449	1,063
Benefit of reduced income tax payments resulting from certain payments	(11,544)	(11,195)

	17,793	17,327

Free cash flows excluding certain items	($20,389)	$17,402

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Kindred Healthcare Announces First Quarter Results

May 7, 2014

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2014—Continuing Operations (a)

(Unaudited)

(In millions, except per share amounts)

	As of May 7, 2014		As of February 20, 2014
	Low	High	Low	High
Operating income	$715	$732	$725	$742

Rent	335	335	338	338
Depreciation and amortization	163	163	165	165
Interest, net	98	98	106	106

Income from continuing operations before income taxes	119	136	116	133
Provision for income taxes	46	53	45	52

Income from continuing operations	73	83	71	81
Earnings attributable to noncontrolling interests	(15)	(15)	(13)	(13)

Income from continuing operations attributable to the Company	58	68	58	68
Allocation to participating unvested restricted stockholders	(2)	(2)	(2)	(2)

Available to common stockholders	$56	$66	$56	$66

Earnings per diluted share	$1.05	$1.25	$1.05	$1.25
Shares used in computing earnings per diluted share	53.2	53.2	53.2	53.2

(a)	The earnings guidance excludes the effect of reimbursement changes, severance, retirement and retention costs, litigation costs, transaction-related costs, any further acquisitions or divestitures, any impairment charges, and any repurchases of common stock.

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